EXHIBIT 32.01

NORTH AMERICAN OIL & GAS CORP.

CERTIFICATIONS

In connection with the Quarterly Report of NORTH AMERICAN OIL & GAS CORP. (the "Company") on Form 10-Q for the fiscal period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014	By:	/s/ Robert Rosenthal
Robert Rosenthal
Chairman, Chief Executive Officer, President and Secretary

Date: November 14, 2014	By:	/s/ Cosimo Damiano
Cosimo Damiano
Chief Financial Officer